                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


           Subsidiary Name                            State of Incorporation
           ---------------                            ----------------------
           Avistar Systems Corporation                Delaware
           Collaboration Properties, Inc.             Nevada
           Avistar Financial Corporation              Delaware
           Avistar Corporation                        Delaware